As filed with the Securities and Exchange Commission on June 7, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Quantum Fuel Systems Technologies Worldwide, Inc.
(Exact name of registrant as specified in its charter)

Delaware	33-0933072
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

25242 Arctic Ocean Drive Lake Forest, CA	92630
(Address of Principal Executive Offices)	(Zip Code)
QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
2011 STOCK INCENTIVE PLAN
(Full title of the plan)

W. Brian Olson, Chief Executive Officer
Quantum Fuel Systems Technologies Worldwide, Inc.
25242 Arctic Ocean Drive
Lake Forest, CA 92630
(949) 399-4500
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☑

The Commission is requested to mail signed copies of all orders, notices and communications to:
Thomas M. Rose, Esq.
Troutman Sanders LLP
401 9th Street, NW, Suite 1000
Washington, DC 20004
Telephone: (757) 687-7715
Facsimile: (757) 687-1529

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.02 par value per share	500,000 shares(2)	$0.625(3)	$312,500(3)	$42.63

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the Plan.

(2)	Represents the increase to the number of shares available for issuance under the 2011 Stock Incentive Plan (the “Plan”) effective January 1, 2013 pursuant to the Plan’s evergreen provision.

(3)
Pursuant to Rule 457(c) and (h) under the Securities Act, the proposed maximum offering price and proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee and were determined based on the average of the high and low sales prices of the Company’s Common Stock on June 5, 2013 as reported by The NASDAQ Capital Market.

PART I INFORMATION REQUIRED IN THE SECTION
10(a) PROSPECTUS

REGISTRATION OF ADDITONAL SHARES PURSUANT TO GENERAL INSTRUCTION E
Pursuant to General Instruction E to Form S-8 under the Securities Act, this Registration Statement is filed by Quantum Fuel Systems Technologies Worldwide, Inc. (the “Company”) for the purpose of registering additional shares of common stock, par value $0.02 per share, of the Company (the “Common Stock”) under the Plan. The number of shares of Common Stock available for issuance under the Plan is subject to an automatic annual increase on the first day of each of the Company’s fiscal years beginning in 2013 equal to the lesser of: (x) 500,000 shares, (y) three percent (3%) of the number of the Company's shares outstanding as of such first day of each fiscal year, or (z) a lesser number of Shares determined by the Administrator (as defined in the Plan). Effective January 1, 2013, the Administrator approved an increase of 500,000 shares. This Registration Statement registers the 500,000 additional shares of Common Stock available for issuance under the Plan.
        The shares of Common Stock registered pursuant to this Registration Statement are of the same class of securities as the 3,100,000 shares of Common Stock registered for issuance under the Plan pursuant to the currently effective Registration Statement on Form S-8 (Registration No. 333-182013) filed on June 8, 2012 (the “Original Registration Statement"). The contents of the Original Registration Statement, including any amendments thereto or filings incorporated therein, are incorporated herein by this reference. Any items in the Original Registration Statement not expressly changed hereby shall be as set forth in the Original Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation by Reference
The following documents, which we have filed with the United States Securities and Exchange Commission (the “Commission”), are incorporated herein by reference:

•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Commission on April 1, 2013, as amended by Amendment No. 1 to our Annual Report on Form 10-K/A filed with the Commission on April 30, 2013;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013, filed with the Commission on May 15, 2013;

•	our Current Reports on Form 8-K filed with the Commission on June 5, 2013, May 31, 2013, May 24, 2013, May 16, 2013, May 1, 2013, March 26, 2013, March 25, 2013, and January 25, 2013;

•	the description of our common stock contained in our Form 10-12G/A filed with the Commission on July 11, 2002, including any amendment or report filed for the purpose of updating that description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in this registration statement or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 8. Exhibits.
See the accompanying Exhibit Index for a list of Exhibits to this Registration Statement, which is incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of California, on June 7, 2013.

Quantum Fuel Systems Technologies Worldwide, Inc.
(Registrant)

By:	/s/ W. Brian Olson
W. Brian Olson President and Chief Executive Officer

POWERS OF ATTORNEY
AND
SIGNATURES
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints W. Brian Olson and Bradley J. Timon, and each of them, with full power to act without the other and full power of substitution, as his attorneys-in-fact and agents for him and in his name and on his behalf as a director and/or officer of Quantum Fuel Systems Technologies Worldwide, Inc. to prepare and sign any and all amendments, including post-effective amendments, or supplements to this registration statement on Form S-8, including any amendment to this registration statement for the purpose of registering additional shares in accordance with General Instruction E to Form S-8, and other documents (including any necessary amendments thereof) which such attorneys-in-fact, or either of them, may deem appropriate or necessary and to cause the same to be filed with the Commission.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ W. Brian Olson W. Brian Olson	President, Chief Executive Officer and Director (Principal Executive Officer)	June 7, 2013

/s/ Bradley J. Timon Bradley J. Timon	Chief Financial Officer and Treasurer (Principal Financial Officer)	June 7, 2013

/s/ Thorin Southworth Thorin Southworth	Controller (Principal Accounting Officer)	June 7, 2013

/s/ Jonathan Lundy Jonathan Lundy	Chairman of the Board	June 7, 2013

/s/ Brian A. Runkel Brian A. Runkel	Director	June 7, 2013

/s/ G. Scott Samuelsen G. Scott Samuelsen	Director	June 7, 2013

/s/ Carl E. Sheffer Carl E. Sheffer	Director	June 7, 2013

/s/ Paul E. Grutzner Paul E. Grutzner	Director	June 7, 2013

EXHIBIT INDEX

Exhibit No.	Description

4.1	Quantum Fuel Systems Technologies Worldwide, Inc. 2011 Stock Incentive Plan (incorporated by reference to Appendix A to the Company’s Proxy Statement filed on September 16, 2011).
5.1*	Opinion of Kenneth R. Lombardo, General Counsel.
23.1	Consent of Kenneth R. Lombardo (contained in Exhibit 5.1 hereto).
23.2*	Consent of Haskell & White LLP, filed herewith.
23.3*	Consent of Ernst & Young LLP, filed herewith.
24.1	Powers of Attorney (included on the signature page of this registration statement).

*	- Filed herewith